                         PENINSULA GAMING COMPANY, LLC
                                      AND
                             PENINSULA GAMING CORP.
                               OFFER TO EXCHANGE
                            UP TO $71,000,000 OF OUR
                 SERIES B 12 1/4% SENIOR SECURED NOTES DUE 2006
                            FOR ALL OUR OUTSTANDING
                 SERIES A 12 1/4% SENIOR SECURED NOTES DUE 2006

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY
            , 2000 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED
TO A DATE NOT LATER THAN       , 2000. TENDERS OF OLD NOTES MAY BE WITHDRAWN AT
ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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TO OUR CLIENTS:

    Enclosed for your consideration is a Prospectus, dated December   , 1999 (as
the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Peninsula Gaming Company, LLC, a Delaware limited liability company, and its wholly-owned subsidiary, Peninsula Gaming Corp., a Delaware corporation (collectively, the "Company"), which, together with this Letter of Transmittal and the instructions hereto (the "Letter of Transmittal"), constitutes the Company's offer (the "Exchange Offer") to exchange $71,000,000 aggregate principal amount of its Series B 12 1/4% Senior Secured Notes due 2006 (the "New Notes") that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the Prospectus constitutes a part, for $71,000,000 aggregate principal amount of its outstanding Series A 12 1/4% Senior Secured Notes due 2006 (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated July 15, 1999, by and among the Company and Jefferies & Company, Inc.

    Holders of Old Notes who cannot deliver all required documents to the Exchange Agent on or prior to the Expiration Date (as defined below), or who cannot complete the procedures for book-entry transfer on a timely basis, must follow guaranteed delivery described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

    This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on January   , 2000, unless extended by the Company. Any Old
Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on January , 2000 (unless extended by the Company) or the date on which 100% of the Old Notes are validly tendered and not withdrawn.

    If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES HELD BY US AND REGISTERED IN OUR NAME FOR YOUR ACCOUNT OR BENEFIT.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Peninsula Gaming Company, LLC, and its wholly-owned subsidiary, Peninsula Gaming Corp. with respect to its Old Notes.

    This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

    Please tender the Old Notes held by you for my account as indicated below:

                                                     AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
                                                     ---------------------------------------
Series A 12 1/4% Senior Secured Notes
due 2006....................................
                                                   --------------------------------------------

/ / Please do not tender any Old Notes held by you for my account.

Dated: , 1999

                                                                   Signature(s)

                                                            Please print name(s) here

                                                                   Address(es)

                                                          Area Code and Telephone Number

                                                   Tax Identification or Social Security No(s).

    None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.